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                                 EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option/Stock Issuance Plan, 1998 Supplemental Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan of Ultratech Stepper, Inc. of our report dated January 29, 1999 with respect to the consolidated financial statements of Ultratech Stepper, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP

San Jose, California
August 13, 1999